Exhibit 10.1
                     EXCLUSIVE TECHNOLOGY PURCHASE AGREEMENT

BETWEEN:

Xi'an Jory Pharmaceutical Co., Ltd.
18/C Grace Garden, Block No. 49
South Mingde Men Community
Xian 710065 China                 (Hereinafter referred to as "Jory")

AND:

Sino Pharmaceuticals Corporation
Unit 152, 11782 River Road,
Richmond, B.C. V6X 1Z7
Canada                            (Hereinafter referred to as "Sino")


WHEREAS Jory is a manufacturer, in China, of a wide range of therapeutic pharmaceuticals, and

WHEREAS Jory manufactures Paclitaxel, an anti-cancer pharmaceutical, in both bulk drug and finished formulation forms, using its own internally developed, proprietary technology, and

WHEREAS Jory's technology does not violate or contravene any international patents and intellectual property rights whatsoever and that Jory has full legal rights and ownership of this proprietary commercial Paclitaxel manufacturing technology, and

WHEREAS  Sino  is  a  pharmaceuticals   company  involved  in  the  development,
manufacturing and sales, marketing and distribution of pharmaceuticals in North America, and

WHEREAS Jory is interested in selling its proprietary commercial Paclitaxel manufacturing technology to Sino, and

WHEREAS Sino is interested in exclusively purchasing, Jory's proprietary, commercial Paclitaxel manufacturing technology.

THEREFORE, in consideration of the above the aforementioned parties hereby enter into this Agreement and hereby agree as follows:

1.   That  Jory  shall   exclusively,   and  legally,   sell  and  transfer  its
     proprietary, commercial Paclitaxel manufacturing technology, to Sino.

2.   That  Sino  shall  exclusively  purchase  Jory's  proprietary,   commercial
     Paclitaxel manufacturing technology.

3. That Jory shall transfer and provide to Sino all chemical production know-how to commercially manufacture 99.7% Paclitaxel, including:

a)   a detailed, step-by-step production flow-chart.
b) A detailed quantitative and qualitative, chemical production protocol to Sino, which details all manufacturing steps and protocols necessary for Sino to identically produce a 99.7% minimum grade Paclitaxel, containing the identified and mutually agreed purities.
c)   A complete Drug Master File (DMF) on 99.7% Paclitaxel.

4. That Jory shall fully train one of Sino's nominated scientific staff, at its pharmaceutical factory in Xian, to physically, fully and completely manufacture several batches of 99.7% minimum grade Paclitaxel, as per the Specifications Sheet in Attachment 1 of this Agreement.

5. That, in consideration of this exclusive purchase and transfer of this proprietary, commercial Paclitaxel manufacturing technology, Sino shall pay a total amount of US$ 118,500.00 (US Dollars One Hundred and Eighteen Thousand Five Hundred only).

6. That the above amount of money shall be transferred to Jory's bank account in payments, corresponding to mutually agreed milestones, described herein.

7. That, the first payment of US$ 20,000.00 (US Dollars Twenty Thousand Only) shall be transferred to Jory's bank account within thirty days after Sino's receipt of the detailed, step-by-step Paclitaxel manufacturing flowchart, as per Item 3 (a) of this Agreement, and Sino's successful validation of the same in its own laboratory. This shall be provided to Sino by no later than January 5, 2002.

8. That, the second payment of US$ 80,000.00 (US Dollars Eighty Thousand Only) shall be transferred to Jory's bank account, within thirty days after Sino's receipt of the detailed quantitative and qualitative chemical protocols and the complete and acceptable DMF, as per item 3 (b) and (c) above, and Sino's validation of the same in its own laboratory.

9.   That the balance of US$ 18,500.00 (US Dollars Eighty  Thousand Five Hundred
     Only) shall be transferred to Jory's bank account, immediately upon the successful completion of training of one of Sino's nominated scientific staff, as per Item 4 above.

10. That, Jory shall not, directly or indirectly, provide, sell or transfer their proprietary, commercial Paclitaxel manufacturing technology, or know-how, to any individual, company or organization, whatsoever, within five years from the date of this Agreement thereof.

11. That, upon Sino's full payment of monies stated herein, Sino shall have full and complete legal rights to manufacture Paclitaxel, anywhere in the world, utilizing Jory's proprietary manufacturing technology, without any further payments, licensing fees and/or royalties to Jory, for as long as Sino so chooses. Sino shall also have the full legal rights to further transfer, license or sell this acquired manufacturing technology to any other parties, without any legal recourse whatsoever by Jory.

12. This Agreement shall be subject to standard Force Majeur clauses, as per the current International Chamber of Commerce (ICC) Force Majeur clauses.

13. If, for any reason, any party to this Agreement fails to comply with any of the terms and conditions of this Agreement, or fails to perform its obligations under this Agreement, then both parties shall try to resolve any disputes amicably. However, if amicable settlement or resolution is not possible, then both parties agree to enter into arbitration, which arbitration shall be held at the International Arbitration Center in Vancouver, Canada. The results of such arbitration shall be held final and binding on both parties.

14. The validity of this Agreement shall be for a period of five years from the date of signing hereof.

15. This Agreement shall be governed and interpreted under the laws of Hong Kong, China.


In full and complete acceptance of the terms and conditions stated herein, the parties to this Agreement hereby lend their signatures this 18th day of December 2001,

For, and on behalf of,             For, and on behalf of,
XI'AN JORY PHARMACEUTICAL  SINO PHARMACEUTICALS CORP.
CO., LTD.


By:/s/___________________  By: /s/___________________
         Andrew An                Mahmoud Aziz